UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2007

NEW ERA MARKETING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-135647	20-3155365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

927 Lincoln Road, Suite 200, Miami, Florida 33139
(Address of principal executive offices, including zip code)

(305) 674-1511
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of New Era Marketing, Inc. (“New Era”), are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, New Era disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

New Era’s president Joseph MacKenzie resigned as such as of December 11, 2006, immediately prior to the closing of the acquisition by New Era of Fearless Yachts, LLC as disclosed in a Current Report on Form 8-K filed December 13, 2006 (the “Initial Report”), as such Initial Report was subsequently amended on December 22, 2006, but retained his position as a member of the New Era’s board of directors. In a letter dated December 19, 2006 but not received by New Era until January 2, 2007, Mr. MacKenzie submitted his resignation as a member of the board of directors of New Era. The letter did not suggest any disagreements with any other person nor is New Era aware of any such disagreement. Reference is made to the disclosure set forth under Item 2.01 of the Initial Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

99.1	Letter of Resignation submitted by Mr. MacKenzie. (1)

(1)	Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 10, 2007

NEW ERA MARKETING, INC.

By:	/s/ Jeffrey Binder
Name:	Jeffrey Binder
Title:	Chief Executive Officer